Exhibit 2.1

AMENDMENT NO. 1 TO

CONTRIBUTION AND REDEMPTION AGREEMENT

This AMENDMENT NO. 1, dated as of December 1, 2011 (this “Amendment”), to the Contribution and Redemption Agreement, dated as of October 15, 2011 (the “Contribution Agreement”),  is made and entered into by and among  Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of ETP (“ETP GP”), Heritage ETC, L.P., a Delaware limited partnership (“Contributor”), and AmeriGas Partners, L.P., a Delaware limited partnership (“Acquirer”).

ETP, ETP GP and Contributor are sometimes referred to individually in this Amendment as a “Contributor Party” and are sometimes collectively referred to in this Amendment as the “Contributor Parties.”  Each of the parties to this Amendment is sometimes referred to individually in this Agreement as a “Party” and all of the parties to this Amendment are sometimes collectively referred to in this Amendment as the “Parties.”

R E C I T A L S

WHEREAS, the Parties are parties to the Contribution Agreement, pursuant to which, upon the terms and subject to the conditions set forth therein, Contributor will contribute to Acquirer, and Acquirer will acquire from Contributor, the Acquired Interests, and in exchange Acquirer will issue to ETP the Equity Consideration and the Cash Consideration; and

WHEREAS, the Parties wish to amend the Contribution Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that, effective as of the date of this Amendment, the Contribution Agreement shall be amended as follows:

ARTICLE I

DEFINITIONS; REFERENCES

Section 1.1          Definitions; References.  Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Contribution Agreement. On and after the date hereof, each reference in the Contribution Agreement to “this Agreement,” “herein,” “hereunder” or words of similar import shall mean and be a reference to the Contribution Agreement as amended by this Amendment. Each reference herein to “the date of this Amendment” shall refer to the date set forth above and, except as otherwise expressly provided in this Amendment, each reference in the Contribution Agreement to the “date of this Agreement” or “date hereof” or similar references shall refer to October 15, 2011.

ARTICLE II

AMENDMENTS

Section 2.1          Amendment to Section 3.9(c).  Section 3.9(c) of the Contribution Agreement is hereby amended by deleting the last sentence thereof and replacing it in its entirety with the following:  “The Propane Group Audited Financial Statements, when delivered pursuant to Section 5.13(a), (A) will not differ in any material respect from the HOLP Financial Statements and the Titan Unaudited Financial Statements, except for any differences required by GAAP in presenting HOLP and its Subsidiaries and Titan and its Subsidiaries on a combined basis, (B) will be prepared in accordance with (1) GAAP, applied on a consistent basis throughout the periods presented thereby, and (2) Regulation S-X and (C) will fairly present in all material respects the combined financial position and operating results, equity and cash flows of HOLP and its Subsidiaries and Titan and its Subsidiaries, on a combined basis, as of, and for the periods ended on, the respective dates thereof, subject, however, in the case of unaudited financial statements, to normal year-end audit adjustments.”

Section 2.2          Amendments to Section 5.13(a), Section 5.22(a) and Section 6.2(e).

(a)           Section 5.13(a), Section 5.22(a) and Section 6.2(e) of the Contribution Agreement are hereby amended by replacing the term “Titan Audited Financial Statements” with the term “Propane Group Audited Financial Statements” each place where such term appears.

(b)           Section 5.13(a) is hereby amended by replacing clause (ii) of the final sentence thereof with the following:  “(ii) Grant Thornton LLP to audit the Titan Audited Financial Statements in accordance with the auditing standards established by the American Institute of Certified Public Accountants.”

Section 2.3          Amendment to Section 5.26(a).  Section 5.26(a) is hereby amended in its entirety to read as follows:  “Except as set forth in Schedule 5.26(a) of the Contributor Disclosure Schedule, prior to the Contribution Closing, the Contributor Parties shall cause any Contract described in Section 3.15(a)(i) that is disclosed (or should have been disclosed) in Schedule 3.15(a) of the Contributor Disclosure Schedule, to be terminated or otherwise amended to exclude any of the Propane Group Entities as a party thereto.”

Section 2.4          Amendment to Exhibit A.  Exhibit A to the Contribution Agreement is hereby amended by:

(i)           Deleting the definition of “Titan Audited Financial Statements” in its entirety; and

(ii)           Adding the following definition in the appropriate alphabetical position:

“Propane Group Audited Financial Statements” means (a) the audited combined balance sheets of HOLP and its consolidated Subsidiaries and Titan and its consolidated Subsidiaries as of December 31, 2009 and 2010 and audited

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combined statements of operations and comprehensive income, statements of partners’ capital, and statements of cash flows of HOLP and its consolidated Subsidiaries and Titan and its consolidated Subsidiaries for the twelve (12) month periods ended December 31, 2008, 2009 and 2010.

Section 2.5          Amendment to Schedule 5.13(b) of the Contributor Disclosure Schedule.  Schedule 5.13(b) of the Contributor Disclosure Schedule is hereby amended by replacing it in its entirety with the Schedule 5.13(b) attached to this Amendment.

ARTICLE III

GENERAL PROVISIONS

Section 3.1          Effect on the Contribution Agreement.  The Contribution Agreement shall remain in full force and effect and, as amended by this Amendment, is hereby ratified and affirmed in all respects.

Section 3.2          Facsimiles; Counterparts.  This Amendment may be executed by facsimile signatures by any Party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.  This Amendment may be executed in counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

Section 3.3          Governing Law; Jurisdiction.  The provisions set forth in Article IX of the Contribution Agreement are incorporated herein by reference.

[Signature page follows.]

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IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed by its respective duly authorized officers as of the date first above written.

CONTRIBUTOR PARTIES:

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P., its general partner

By:	Energy Transfer Partners, L.L.C., its general partner

By:	/s/ Thomas P. Mason
Thomas P. Mason
Vice President, General Counsel and Secretary

ENERGY TRANSFER PARTNERS GP, L.P.

By:	Energy Transfer Partners, L.L.C., its general partner

By:	/s/ Thomas P. Mason
Thomas P. Mason
Vice President, General Counsel and Secretary

HERITAGE ETC, LP

By:	Heritage ETC GP, LLC, its general partner

By:	/s/ Thomas P. Mason
Thomas P. Mason
Vice President, General Counsel and Secretary

Signature Page to Amendment No. 1
Contribution Agreement

ACQUIRER:

AMERIGAS PARTNERS, L.P.

By:	AmeriGas Propane, Inc., its general partner

By:	/s/ Eugene Bissell
Eugene Bissell
President and CEO

Signature Page to Amendment No. 1
Contribution Agreement